UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 3, 2010, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which reported our fourth quarter and full fiscal 2009 unaudited results, announced that our Board of Directors (“Board”) authorized the increase of our previously announced share repurchase program from $150.0 million to $400.0 million, provided initial guidance for fiscal 2010, and discussed an estimated outlook through fiscal 2012.

The press release and conference call both included “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229).  Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expense; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit; (iv) adjusted operating profit rate; (v) adjusted income tax expense; (vi) adjusted effective income tax rate; (vii) adjusted income from continuing operations; (viii) adjusted net income; (ix) adjusted diluted earnings per common share from continuing operations; and (x) adjusted diluted earnings per common share.

These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (i) net income of $8.2 million, or $0.10 per diluted common share, recognized during the third quarter of fiscal 2009 related to the net gain on the sale of real estate; and (ii) net loss of $2.4 million, or $0.03 per diluted common share, recognized during the fourth quarter of fiscal 2009 related to the settlement of a civil collective action.  As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measures calculated and presented in accordance with GAAP and a reconciliation of the differences between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that our management believes is more indicative of our ongoing operating results and financial condition.  Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.  Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our March 3, 2010 press release (Exhibit 99.1) and the transcript of our March 3, 2010 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results.  The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K.  By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 3, 2010, the Compensation Committee (“Committee”) of our Board recommended, and the independent, non-management members of our Board (“outside directors”) approved, the following fiscal 2010 salaries, payout percentages for the target bonus level (with floor being one-half of the target payout percentage and stretch being double the target payout percentage) and equity awards for Steven S. Fishman, Joe R. Cooper, John C. Martin and Lisa M. Bachmann, our executive officers whose compensation information was included in our 2009 proxy statement (collectively, the “named executive officers”).  Brad A. Waite, whose compensation information was also included in our 2009 proxy statement, informed us of his intention to retire during fiscal 2010; accordingly, the Committee did not increase Mr. Waite’s salary or award him any equity compensation.

Name	Fiscal 2010 Salary ($)	Fiscal 2010 Target Bonus Payout Percentage (%)	Common Shares Underlying Stock Option Award (#)	Common Shares Underlying Restricted Stock Award (#)
Steven S. Fishman	1,400,000	120	0	250,000
Chairman, Chief Executive Officer and President
Joe R. Cooper	500,000	60	50,000	25,000
Senior Vice President and Chief Financial Officer
John C. Martin	550,000	60	40,000	15,000
Executive Vice President, Merchandising
Lisa M. Bachmann	500,000	60	50,000	25,000
Senior Vice President, Merchandise Planning/Allocation and Chief Information Officer

In connection with the award of fiscal 2010 executive compensation, upon the recommendation of the Committee and the approval of the other outside directors, the Company and Mr. Fishman entered into a Retention Agreement on March 5, 2010.  Under the Retention Agreement, Mr. Fishman is entitled to receive performance-based restricted stock awards in fiscal 2010, as reflected above, and in fiscal 2011 and fiscal 2012 if he is employed by us on the grant date in each such year.  The number of common shares underlying the restricted stock awards to be made in fiscal 2011 and fiscal 2012 is dependent on our performance relative to the prior fiscal year’s operating profit, subject to collars established in the Retention Agreement.  Each annual restricted stock award will vest only if we achieve a corporate financial goal established at the beginning of the fiscal year in which the restricted stock award is granted and Mr. Fishman remains employed by us until the first anniversary of the award.  The Committee and other outside directors determined that Mr. Fishman’s continued leadership is important to our future performance, and they believed it was in our best interests and the best interests of our shareholders to enter into the Retention Agreement to better assure the continuing undivided loyalty and dedication of Mr. Fishman.  This summary is qualified in its entirety by reference to the full text of the Retention Agreement with Mr. Fishman which is attached to this Form 8-K as Exhibit 10.1.

The named executive officers’ bonuses are subject to the terms of the Big Lots 2006 Bonus Plan (“2006 Bonus Plan”), each executive’s employment agreement, and the attainment of certain corporate performance amounts under a specified financial measure that was recommended by the Committee and approved by the outside directors on March 3, 2010.  The financial measure adopted for fiscal 2010 bonus determinations is our operating profit, as adjusted to remove the effect of equitable adjustments set forth in, and subject to the other terms of, the 2006 Bonus Plan.  The corporate performance amounts were derived from the fiscal 2010 corporate operating plan established by our Board.  The 2006 Bonus Plan is incorporated herein by reference as Exhibit 10.2.

The named executive officers’ non-qualified stock option awards and restricted stock awards, all of which have a grant date of March 5, 2010, are subject to the terms of the Big Lots 2005 Long-Term Incentive Plan (“2005 Incentive Plan”).  The Committee and the outside directors established the grant date in order to allow the market to absorb and react to our release of material non-public information on March 3, 2010, and to avoid any suggestion that our Board, the Committee or any employee manipulated the terms of the equity awards.  The 2005 Incentive Plan is incorporated herein by reference as Exhibit 10.3.  The non-qualified stock option awards are also subject to the terms of the Big Lots 2005 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement, the form of which is incorporated herein by reference to Exhibit 10.4.  The restricted stock award granted to Mr. Fishman is also subject to the terms of the Big Lots 2005 Long-Term Incentive Plan Restricted Stock Award Agreement for CEO, the form of which is filed herewith as Exhibit 10.5.  The restricted stock awards granted to Mr. Cooper, Mr. Martin and Ms. Bachmann are also subject to the terms of the Big Lots 2005 Long-Term Incentive Plan Restricted Stock Award Agreement, the form of which is incorporated herein by reference to Exhibit 10.6.

Item 8.01 Other Events.

As discussed above, on March 3, 2010, we announced that our Board authorized the repurchase of up to $400.0 million of our common shares, an increase from the repurchase program previously announced on December 4, 2009.  The increased authorization is effective immediately and the repurchase program will continue until exhausted.  We expect the purchases to be made pursuant to a $150.0 million accelerated share repurchase transaction and may be made in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors.  As part of the accelerated share repurchase transaction, an estimated number of our common shares will be reduced from our outstanding common shares near the start of the transaction.  The exact total number of shares repurchased under the accelerated share repurchase transaction will be based upon the volume-weighted average price of our common shares over a predetermined period and will not be known until that period ends.  Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are filed herewith.  Exhibits 10.1 through 10.6 are management contracts or compensatory plans or arrangements.

Exhibit No.	Description

10.1*	Retention Agreement with Steven S. Fishman.

10.2	Big Lots 2006 Bonus Plan, as amended and restated effective December 5, 2008 (incorporated herein by reference to Exhibit 10.10 to our Form 10-Q for the quarter ended November 1, 2008).

10.3	Big Lots 2005 Long-Term Incentive Plan, as amended and restated effective May 29, 2008 (incorporated herein by reference to Exhibit 10.1 to our Form 8-K dated May 29, 2008).

10.4	Form of Big Lots 2005 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.3 to our Form 8-K dated March 4, 2009).

10.5*	Form of Big Lots 2005 Long-Term Incentive Plan Restricted Stock Award Agreement for CEO.

10.6	Form of Big Lots 2005 Long-Term Incentive Plan Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.4 to our Form 8-K dated March 4, 2009).

99.1*	Big Lots, Inc. press release dated March 3, 2010.

99.2*	Big Lots, Inc. conference call transcript dated March 3, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: March 9, 2010	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Senior Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary